Exhibit 4.1

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Not for Execution

Subscription Agreement for Shares of

PGIM Private Credit Fund

1.            Your Investment

A.            Investment Information

Investment Amount $___________________

B.            Investment Method

☐	By mail: Please make checks payable to Prudential Mutual Fund Services LLC (“PMFS”) P.O. Box 219929, Kansas City, MO 64121-9929 as agent for PGIM PRIVATE CREDIT FUND and attach to this agreement.*

* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted.

☐	By wire: Please call us at (844) 753-6354 for assistance.

C.            Share Class Selection

☐	Share Class S	☐	Share Class D **	☐	Share Class I **
(The minimum investment is $2,500)		(The minimum investment is $2,500)		(The minimum investment is $1,000,000 (unless waived))

** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2.            Ownership Type (Select only one)

A.            Taxable Accounts

Account Number _______________________

☐	Individual or Joint Tenant With Rights of Survivorship
☐ Transfer on Death (Optional Designation.
Not Available for Louisiana Residents. See Section 3C.)
☐	Tenants in Common
☐	Community Property
☐	Uniform Gift/Transfer to Minors

State of _________________

Date of Birth _____________

☐	Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)
☐	C Corporation
☐	S Corporation
☐	Profit-Sharing Plan
☐	Non-Profit Organization
☐	Limited Liability Corporation
☐	Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

B.            Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions
(See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)

Entity Type (Select one. Required)

☐ Retirement Plan	☐ Trust	☐ S-Corp	☐ C-Corp	☐ LLC	☐ Partnership	Exempt payee code (if any)
☐ Other

Jurisdiction (if Non-U.S.) __________________

Exemption from FATCA reporting code (if any) ____________________

(Attach a completed applicable Form W-8)

3.            Investor Information

A.           Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)
Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address

First Name	MI	Last Name

Social Security Number / Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address*		City	State	Zip Code

Email Address

*Legal address cannot be a P.O. Box

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐	Resident Alien	☐	Non-Resident Alien (Attach a completed Form W-8BEN, Rev. J)

Country of Citizenship

Please specify if you are a Prudential employee/officer/director/affiliate (required):	☐ Prudential Employee	☐ Prudential Officer or Director
☐ Immediate Family Member of Prudential Officer or Director	☐ Prudential Affiliate	☐ Not Applicable

Occupation	Primary Industry (i.e. manufacturing, retail, transportation, finance)

Ranges	Annual Income	Liquid Net Worth
$0-49,999	☐	☐
$50,000-99,999	☐	☐
$100,000-249,999	☐	☐
$250,000-499,99	☐	☐
$500,000-999,999	☐	☐
$1,000,000-4,999,99	☐	☐
$5,000,000 +	☐	☐

B.            Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name	MI	Last Name	Gender

Social Security Number / Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

Occupation	Primary Industry (i.e. manufacturing, retail, transportation, finance)

Ranges	Annual Income	Liquid Net Worth
$0-49,999	☐	☐
$50,000-99,999	☐	☐
$100,000-249,999	☐	☐
$250,000-499,99	☐	☐
$500,000-999,999	☐	☐
$1,000,000-4,999,99	☐	☐
$5,000,000 +	☐	☐

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)
Country of Citizenship

Please specify if you are a Prudential employee/officer/director/affiliate (required):	☐ Prudential Employee	☐ Prudential Officer or Director
☐ Immediate Family Member of Prudential Officer or Director	☐ Prudential Affiliate	☐ Not Applicable

C.            Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

					Primary Secondary	%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)

					Primary Secondary	%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)

					Primary Secondary	%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)

					Primary Secondary	%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

D.            ERISA Plan Asset Regulations

All investors are required to complete Appendix B attached hereto.

4.            Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

5.            Select How You Want to Receive Your Distributions (Please Read Entire Section and Select Only One)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, TEXAS, VERMONT OR WASHINGTON.

☐

If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A.	☐	Check mailed to street address in 3A (only available for non-custodial investors).

B.	☐	Check mailed to secondary address in 3B (only available for non-custodial investors).

C.	☐	Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK

D.	☐	Check mailed to Third party Financial Institution (complete section below).

☐          If you ARE a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

I authorize PGIM Private Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify PGIM Private Credit Fund in writing to cancel it. In the event that PGIM Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Bank Name	Bank Account Number	Bank Routing Number

Name of Depositor (first, middle initial, last name)		Name of Joint Depositor (first, middle initial, last name)

6.            Designated Representative or Trusted Contact

First Name	MI	Last Name

Social Security Number / Tax ID		Daytime Phone Number

Residential Street Address*		City	State	Zip Code

Email Address

*Legal address cannot be a P.O. Box

7.            Cost Basis Election

Establish the following cost basis method on all funds in my account number referenced in section 1. Check only one method from the list below.

☐

Average Cost - Under this method, we use the average basis of all shares owned at the time of redemption, regardless of how long you owned them. To determine the holding period, the shares sold are considered to be those acquired first.

☐

First In, First Out (FIFO) - This method keeps track of every tax lot of shares purchased. When calculating gain or loss, this method depletes tax lots in the chronological order in which available lots were acquired.

☐	Last In, First Out (LIFO) - The most recent shares acquired will be redeemed first.
☐	Highest Cost In, First Out (HIFO) - The highest cost shares will be redeemed first.
☐	Highest Cost Long-Term In, First Out (HILT) - The long-term highest cost shares will be redeemed first.
☐	Lowest Cost Short-Term In, First Out (LIST) - The short-term lowest cost shares will be redeemed first.

8.            Broker / Financial Advisor Information (Required Information. All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address		Fax Number

Operations Contact Name		Operations Contact Email Address

Please note that unless previously agreed to in writing by PGIM Private Credit Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, taking into account such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as any other pertinent factors, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker or other financial intermediary introducing you to PGIM Private Credit Fund, then Prudential Investment Management Services LLC (“PIMS”) may be deemed to act as your broker of record in connection with any investment in PGIM Private Credit Fund. PIMS is not a full- service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If PIMS is your broker of record, then your shares will be held in your name on the books of PGIM Private Credit Fund. PIMS will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker or other financial intermediary.

X			X
	Financial Advisory Signature	Date		Branch Manager Signature (If required by Broker)	Date

9.            Electronic Delivery Form (Optional)

	Primary Investor Initials	Co- Investor Initials
Initial here to choose e-Delivery for Statements, Confirmations, Fund Prospectuses, Tax Forms and shareholder reports.***

*** By enrolling for e-Delivery you consent to receive electronic versions instead of paper copies of documents for your mutual fund account. Once enrolled you can choose other e-Delivery options. PGIM will only use your email address to provide you with the material you requested or to send important news about your account. Note: All documents will be sent to you by U.S. Mail if you do not select a delivery preference.

E-mail address

If blank, the email provided in Section 4 will be used.

10.            Subscriber Signatures

PGIM Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, PGIM Private Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce PGIM Private Credit Fund to accept this subscription, I hereby represent and warrant to you as follows:

10.a.       Please Note: All Items in this section 10.a. must be read and initialed

		Primary Investor Initials	Co- Investor Initials
(i)	I have received the prospectus (as amended or supplemented) for PGIM Private Credit Fund at least five business days prior to the date hereof.
		Initials	Initials
(ii)

I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

		Initials	Initials
(iii)

In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

		Initials	Initials
(iv)	If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
		Initials	Initials

		Primary Investor Initials	Co- Investor Initials
(v)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
		Initials	Initials
(vi)

I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

		Initials	Initials
(vii)	I acknowledge that PGIM Private Credit Fund may enter into transactions with Prudential affiliates that involve conflicts of interest as described in the prospectus.
		Initials	Initials
(viii)

I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.pgim.com/ppcf as of the last day of each month within 20 business days of the last day of each month.

		Initials	Initials
(ix)

I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on PGIM Private Credit Fund’s toll-free, automated telephone line, (844) 753-6354.

		Initials	Initials

10.b.       If you live in any of the following states, please complete Appendix A to PGIM Private Credit Fund Subscription Agreement:

Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee, Texas and Vermont

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker or other financial intermediary introducing you to PGIM Private Credit Fund, then PIMS may be deemed to be acting as your broker of record in connection with any investment in PGIM Private Credit Fund. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by PGIM Private Credit Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting PGIM Private Credit Fund Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

11.Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of PGIM Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify PGIM Private Credit Fund and the Broker in writing. The Broker may notify PGIM Private Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and PGIM Private Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of PGIM Private Credit Fund.

Return the completed Subscription Agreement to:

Regular Mail
PGIM Investments
PO Box 219929
Kansas City, MO 64121-9929

Express Mail
PGIM Investments
430 W 7th Street, Suite 219929
Kansas City, MO 64105-1407

PGIM Private Credit Fund Investor Relations: (844) 753-6354

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co- Investor Initials

If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in PGIM Private Credit Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in PGIM Private Credit Fund and its affiliates.

	Initials	Initials

If I am a California resident, I may not invest more than 10% of my liquid net worth in the PGIM Private Credit Fund and must have either (a) a liquid net worth of $100,000 and annual gross income of $85,000 or (b) a liquid net worth of $350,000. For this purpose, the net worth shall be determined exclusive of home, home furnishing and automobiles. Assets shall be valued at fair market value.

	Initials	Initials

If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in PGIM Private Credit Fund shall not exceed 10% of my liquid net worth.

	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). If I am an accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing concentration limit.

	Initials	Initials

If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.

	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Massachusetts resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund and in other illiquid direct participation programs.

	Initials	Initials
If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund.
	Initials	Initials

If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.

	Initials	Initials

Primary Investor Initials		Co- Investor Initials

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in PGIM Private Credit Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although PGIM Investments LLC (the “Manager” or “PGIM Investments”), the investment adviser to PGIM Private Credit Fund, will advance all organization and offering expenses of PGIM Private Credit Fund, and may elect to pay certain of PGIM Private Credit Fund’s expenses, PGIM Private Credit Fund is obligated to reimburse the Manager, and this will reduce the returns available to investors.

	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of PGIM Private Credit Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials
If I am a North Dakota resident, I have a net worth of at least ten times my investment in PGIM Private Credit Fund.
	Initials	Initials

If I am an Ohio resident, I understand that purchasers residing in Ohio may not invest more than 10% of their liquid net worth in PGIM Private Credit Fund, our affiliates and other non-traded BDCs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities.

	Initials	Initials
If I am an Oklahoma resident, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund.
	Initials	Initials

If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.

	Initials	Initials

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund, its affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

	Initials	Initials
If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in PGIM Private Credit Fund.
	Initials	Initials

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

	Initials	Initials

Appendix B: Additional Questionnaire

Instructions: All purchasers please complete this Appendix B in its entirety.

1.            Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in PGIM Private Credit Fund?

☐ Yes                      ☐ No

2.            If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in PGIM Private Credit Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

________%

3.           If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in PGIM Private Credit Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

________%

4.            Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of PGIM Private Credit Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes                      ☐ No

1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

2 The term “benefit plan investor” includes, for example: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for example, an individual retirement account (an “IRA”), an individual retirement annuity, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as, for example, a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.